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                                                                    EXHIBIT 99.4


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Streamline.com
Selected Financial Information
                                                     December 31,     December 31,      December 31,   December 31,    January 1,
                                                         1995             1996              1997           1998           2000
(In thousands except share data)
STATEMENT OF OPERATIONS DATA:
Net sales                                               1,823            3,490              6,514         12,528         22,462

Loss from continuing operations                        (1,298)          (2,630)           (10,424)       (14,113)       (27,456)

Loss attributable to common stockholders
before extraordinary item                              (1,344)          (2,782)           (10,411)       (14,600)       (27,008)

Net loss attributable
to common stockholders                                 (1,344)          (2,782)           (10,411)       (15,344)       (27,008)

Loss from continuing operations
per common share                                        (0.34)           (0.60)             (2.10)         (2.42)         (1.80)

Loss attributable to common stockholders
before extraordinary item per common share              (0.35)           (0.63)             (2.10)         (2.50)         (1.77)

Net loss attributable to common
stockholders per common share                           (0.35)           (0.63)             (2.10)         (2.63)         (1.77)

BALANCE SHEET DATA:
Total assets                                            1,094            5,102              8,936         28,615         65,041

Capital lease obligations,
net of current portion                                     64              386                373            489          5,701

Reedeemable, convertible,
preferred stock                                             -            5,203             14,000         37,186              -
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